Exhibit 10
                                                                      05/14/97-1

                               NINTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

          THE NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Ninth
Amendment") is made as of the 16th day of May, 1997 by and among Morgan Products Ltd., a Delaware corporation having its chief executive office at 469 McLaws Circle, Williamsburg, Virginia 23185 ("Borrower I), the lenders who are or who may from time to time become signatories hereto ("Lenders") arid Fleet Capital Corporation, a Connecticut corporation having an office at 20800 Swenson Drive, Waukesha, Wisconsin 53186 ("FCC") which is the successor-in-interest to Barclays Business Credit, Inc., as agent for the Lenders ("FCC," in such capacity being "Agent").

                              W I T N E S S E T H:

          WHEREAS, FCC, as Agent and Lender, and Borrower entered into a certain Loan and Security Agreement dated as of July 14, 1994 as amended by (i) a certain First Amendment to Loan and Security Agreement ("First Amendment") dated as of September 30, 1994 by and among Agent, Borrower and the lender signatories thereto, (ii) a certain Second Amendment to Loan and Security Agreement ("Second Amendment") dated as of October 20, 1994 by and among Agent, Borrower and the lender signatories thereto, (iii) a certain First (sic) Amendment to Loan and Security Agreement dated as of March 29, 1995 by and among Agent, Borrower and the lender signatories thereto, (iv) a certain Fourth Amendment to Loan and Security Agreement dated as of October 30, 1995 by and among Agent, Borrower and the lender signatories thereto (v) a certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 1996 by and among Agent, Borrower and the lender signatories thereto, (vi) a certain Sixth Amendment to Loan and Security Agreement dated as of August 30, 1996 by and among Agent, Borrower and the Lender signatories thereto, (vii) a certain Seventh Amendment to Loan arid Security Agreement dated as of October 22, 1996 by and among Agent, Borrower and the Lender signatories thereto and (viii) a certain Eighth Amendment to Loan and Security Agreement dated as of March 13, 1997 by and among Agent, Borrower and the Lender signatories thereto. Said Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the "Loan Agreement"; and

          WHEREAS, Borrower, Lenders and Agent desire to amend and modify certain provisions of the Loan Agreement.

          NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Lenders and Agent to Borrower, the parties hereto hereby agree as follows:

1. Definitions. Except as otherwise specifically provided for herein, all capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

2. Specific Financial Covenants. Sections 9.3(B) and 9.3(D) of the Loan Agreement are hereby deleted arid the following are inserted in their stead:

     "9.3. Specific Financial Covenants. During the Term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless otherwise consented to by Required Lenders in writing, it shall:

                                      * * *

(B) Total Liabilities to Tangible Net Worth Ratio. Have at the end of each month within the Term hereof, a ratio of Indebtedness (computed in accordance with GAAP) to Tangible Net Worth equal to or less than the ratio set forth opposite such month in the following schedule:


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            Month                                                   Ratio
Each Month within Fiscal Year 1994                                  1.85 to 1
Each Month within Fiscal Year 1995                                  1.50 to 1
January, February and March, 1996                                   1.50 to 1
April, May, June and July, 1996                                     1.60 to 1
August, September, October and November, 1996                       1.90 to 1
December, 1996 and January and February, 1997                       1.80 to 1
March, April and May, 1997                                          1.97 to 1
June, July and August, 1997                                         1.85 to 1
September, October and November, 1997                               1.70 to 1
December, 1997 arid each month thereafter                           1.60 to 1

                                      * * *

     9.3(D) Minimum Excess Revolving Credit Loan Availability or Minimum Excess Collateral Availability. Maintain as of any of the following dates, average Excess Revolving Credit Loan Availability for the date of determination and the immediately previous twenty-nine(29)days of: no minimum from July 14, 1994 through October 29, 1995; $3,000,000 or more from October 30, 1995 through October 20, 1996; $5,000,000 or more from October 21, 1996 through November 30, 1996; $8,000,000 or more from December 1, 1996 through April 17, 1997; and $8,000,000 or more from August 3, 1997 and thereafter." Maintain as of any of the following dates, average "Excess Collateral Availability" (as defined below) for the date of determination and the immediately previous twenty-nine (29) days of: Seven Million Five Hundred Thousand Dollars ($7,500,000) or more from April 18, 1997 through April 25, 1997; and Eight Million Dollars ($8,000,000) or more from April 26, 1997 through August 2, 1997. "Excess Collateral Availability" shall mean as of any date the amount, if any, by which the "Collateral Base" (as defined below) exceeds the aggregate outstanding principal balance of the Revolving Credit Loans. Collateral Base shall mean, as at any date of determination thereof, an amount equal to:

(a)  an amount equal to:

     (i) eighty-five percent (85%) or such lesser percentage as Agent in its reasonable discretion deems appropriate, of the net amount of Eligible Accounts outstanding at such date:

                                      PLUS

     (ii) the lesser of (A) Forty Million Dollars ($40,000,000) and (B) the Inventory Percentage of the value of Eligible Inventory at such date consisting of raw materials and finished goods, calculated on the basis of the lower of cost or market, as determined by Agent, in its reasonable discretion, on a first-in, first-out ("FIFO") basis;

                     MINUS (subtract from clause (a) above)

(b) an amount equal to the sum of (x) the face amount of all LC Guaranties and Letters of Credit issued by Agent or Bank and outstanding at such date, plus (y) any amounts which Agent and/or Lenders may then be obligated to pay for the account of Borrower under this Agreement.

3. Continuing Effect Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.



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          IN WITNESS WHEREOF,  this Ninth Amendment has been duly executed as of the day and year specified at the beginning hereof.


                      MORGAN PRODUCTS LTD. ("Borrower")



                      By:
                      ---------------------------------
                      Name:  Dawn E. Neuman
                      Title: Treasurer

                      FLEET CAPITAL CORPORATION
                      ("Agent" and "Lender")



                      By:
                      ---------------------------------
                      Name:  Sandra Evans
                      Title: Vice President

                      HARRIS TRUST AND SAVINGS BANK
                      ("Lender")



                      By:
                      ---------------------------------
                      Name:  Lee A. Vandermyde
                      Title: Vice President

                      BANK OF AMERICA ILLINOIS ("Lender")



                      By:
                      ---------------------------------
                      Name: Richard J. Kerbis
                      Title: Vice President


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